Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-121328, 333-19389, 333-44717, 333-98195 and 333-109333) pertaining to the 1992 Stock Option Plan, the 1994 Equity Incentive Plan, the Non-Employee Directors’ Stock Option Plan, the Nonstatutory Stock Options, the 2000 Nonstatutory Incentive Plan, the 2000 Equity Incentive Plan and the Employee Stock Purchase Plan of CV Therapeutics, Inc., and the Registration Statements (Form S-3 Nos. 333-38528, 333-53202, 333-59318, 333-109427, 333-109428 and 333-118805) and in the related Prospectuses of our reports dated March 8, 2005, with respect to the consolidated financial statements of CV Therapeutics, Inc., CV Therapeutics Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CV Therapeutics, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2004.

/s/ ERNST & YOUNG, LLP

Palo Alto, California

March 22, 2005